EXHIBIT 99.1
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For:        Waste Technology Corp.
            5400 Rio Grande Avenue
            Jacksonville, FL 32205

Contact:    William E. Nielsen, President
            (904) 358-3812






                                                           FOR IMMEDIATE RELEASE
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Jacksonville, May 15, 2007 - - Waste Technology Corp. (OTC BULLETIN BOARD: WTEK)
reported that Mr. Mathew M. Price has been named to the Board of Directors of the Company. Mr. Price is an attorney with the law firm of Bingham McHale LLP since 1993. Mr. Price received a BA degree from Wabash College in 1990 and a J.D. from Indiana University School of Law in 1993. Mr. Price is a member of the American Bar Association, Indiana State Bar Association and the Indianapolis Bar Association. Mr. Price is a member of his law firm's manufacturing industry team, and his practice focus is on issues relating primarily to manufacturers.